                                                              EXHIBIT (h)(8)(b)

                AMENDMENT NO. 5 TO FUND PARTICIPATION AGREEMENT

   This Amendment No. 5 to the Fund Participation Agreement ("Agreement") dated October 2, 2000, between Janus Aspen Series, an open-end management investment company organized as a Delaware business trust (the "Trust"), Janus Distributors LLC ("Distributor"), a Delaware limited liability company, and The United States Life Insurance Company in the City of New York, a New York company (the "Company") is effective as of September 15, 2008.

                                   AMENDMENT

   For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

   1. Schedule A of this Agreement shall be deleted and replaced with the attached Schedule A.

   2. All other terms of the Agreement shall remain in full force and effect.

   IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

JANUS DISTRIBUTORS LLC

By:
        --------------------------
Name:
        --------------------------
Title:
        --------------------------

JANUS ASPEN SERIES

By:
        --------------------------
Name:
        --------------------------
Title:
        --------------------------

THE UNITED STATES LIFE INSURANCE
COMPANY
IN THE CITY OF NEW YORK
                                         ATTEST:

By:                                      By:
        -------------------------------          ------------------------------
Name:                                    Name:
        -------------------------------          ------------------------------
Title:                                   Title:
        -------------------------------          ------------------------------

                                                 (Corporate Seal)

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                                  Schedule A
                  Separate Accounts and Associated Contracts
                          (As of September 15, 2008)

 Name of Separate Account and Date      Contracts Funded
 Established by the Board of Directors. By Separate Account
 -------------------------------------- -------------------
 The United States Life Insurance       Platinum Investor VUL
 Company
 In the City of New York                Platinum Investor Survivor VUL
 Separate Account USL VL-R              Platinum Investor PLUS VUL
 (August 8, 1997)                       Platinum Investor Survivor II VUL
                                        Platinum Investor VIP VUL
                                        AIG Protection Advantage VUL
                                        AIG Income Advantage Select

 The United States Life Insurance       Platinum Investor Immediate Variable
 Company                                Annuity
 In the City of New York
 Separate Account USL VA-R
 (August 8, 1997)